Exhibit 99.1

Ameresco Reports Fourth Quarter and Full Year 2025 Financial Results

Delivers Strong Q4 and Full Year Results
121 MWe of Energy Assets Placed in Service During the Year, Exceeding Guidance
$5 billion Project Backlog with Well Diversified Mix of Energy Infrastructure and Building Efficiency Solutions
Total Revenue Visibility Exceeds $10 Billion
Guides to Another Year of Strong Profitable Growth in 2026

Full Year and Fourth Quarter 2025 Financial Highlights:
•Revenues of $1,932.1 million and $581.0 million
•Net income attributable to common shareholders of $44.3 million and $18.4 million
•GAAP EPS of $0.83 and $0.34
•Non-GAAP EPS of $0.90 and $0.39
•Adjusted EBITDA of $237.2 million and $70.0 million

FRAMINGHAM, MA - March 2, 2026 – Ameresco, Inc. (NYSE: AMRC), a leading energy infrastructure solutions provider, today announced financial results for the fourth quarter ended December 31, 2025. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein. All financial result comparisons made are against the prior year period unless otherwise noted.

CEO George Sakellaris commented, “Strong fourth quarter results capped an excellent year for Ameresco in which we successfully navigated a dynamic business environment and reached the mid to high ends of our annual revenue and profit guidance ranges.

We achieved record quarterly revenue during the fourth quarter driven by our continued focus on project execution, together with the benefits of recurring revenue from our long-term Energy Asset and O&M businesses. The market for our energy infrastructure and building efficiency solutions remained robust in the fourth quarter, driving a 13% increase in awarded backlog compared to last year and signaling strong continued customer demand for our solutions. Total project backlog increased 5% to over $5 billion at year-end. Additionally, we placed 87 MWe into operation, including our 9th RNG facility, a large military solar plus storage installation and the Nucor BESS system. The Nucor asset highlights the increasing need for our solutions from energy intensive heavy industries, a large and growing opportunity for us. We also continued to selectively add additional assets into our development and construction pipeline during the quarter. Our project backlog together with our recurring Energy Asset and O&M businesses gives us over $10 billion in long-term revenue visibility, supporting our confidence in the Company’s future growth prospects.

Ameresco’s diversified mix of building efficiency and energy infrastructure Project and Energy Asset solutions continues to address key issues facing our customers, notably increased energy costs, rapidly growing energy demand and the need for energy to be highly resilient to power mission critical operations. Our decades of experience and our track record of successful execution have strengthened our competitive position, making us a go-to solutions provider,” Mr. Sakellaris concluded.

Fourth Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

(in millions)	Q4 2025			Q4 2024
	Revenue	Net Income (1)	Adj. EBITDA	Revenue	Net Income (1)	Adj. EBITDA
Projects	$465,929	$18,927	$27,516	$418,263	$364	$13,709
Energy Assets	$60,689	$(3,558)	$37,757	$57,644	$8,899	$31,050
O&M	$29,467	$1,973	$2,800	$26,536	$1,651	$2,611
Other	$24,941	$1,029	$1,938	$30,224	$26,171	$39,815
Total (2)	$581,026	$18,371	$70,011	$532,667	$37,085	$87,185

(1) Net Income represents net income attributable to common shareholders
(2) Numbers in table may not sum due to rounding.

Total revenue was $581.0 million, up 9% year over year and represented a record quarterly result. Project revenue increased 11% to $465.9 million, driven by strong European performance and continued backlog conversion. Energy Asset revenue grew 5% to $60.7 million, reflecting the continued expansion of our operating asset portfolio, while O&M revenue increased 11% with the addition of new long-term contracts. Our other line of business, excluding the divestiture of our AEG business at the end of 2024, delivered solid year-over-year results. Gross margin improved to 16.2% reflecting both sequential and year-on-year improvement.

Interest and other expenses, net was $20.7 million, representing a decrease of 11.4%. The effective tax benefit rate was (26.0%) in 2025, compared to (58.9)% in 2024, reflecting higher taxable income and our election to sell certain investment tax credits through third-party sales, rather than retaining them for internal tax use. Net income attributable to common shareholders was $18.4 million, or $0.34 per diluted share, with Non-GAAP EPS of $0.39. Adjusted EBITDA was $70.0 million. Fourth quarter 2024 Adjusted EBITDA of $87.2 million included approximately $38 million related to the gain on the sale of AEG.

Project and Asset Highlights

($ in millions)	At December 31, 2025
Awarded Project Backlog (1)	$2,569
Contracted Project Backlog	$2,470
Total Project Backlog	$5,039
12-month Contracted Backlog (2)	$1,065
New Contracts	$461
New Awards (3)	$362

O&M Revenue Backlog	$1,475
12-month O&M Backlog	$112
Total Energy Asset Visibility (4)	$3,850
Total Revenue Visibility	$10,364

Energy Assets Placed into Operation	87 MWe
Energy Assets New Awards / Scope Changes	30 MWe
Total Operating Energy Assets	838 MWe
Ameresco's Net Assets in Development (5)	570 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed
(4) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects

(5) Net MWe capacity includes only our share of any jointly owned assets

Balance Sheet and Cash Flow Metrics

($ in millions)	December 31, 2025
Total Corporate Debt (1)	$339.3
Corporate Debt Leverage Ratio (2)	2.7x
Non-Core Debt, International JVs (4)	$25.5

Total Energy Asset Debt (3)	$1,517.1
Energy Asset Book Value (5)	$2,081.2
Energy Debt Advance Rate (6)	73%

Q4 Cash Flows from Operating Activities	$(42.9)
Plus: Q4 proceeds from Sales of ITC	$61.6
Plus: Q4 Proceeds from Federal ESPC Projects	$17.7
Equals: Q4 Adjusted Cash from Operations	$36.4

8-quarter rolling average Cash Flows from Operating Activities	$4.7
Plus: 8-quarter rolling average Proceeds from Sales of ITC	$16.5
Plus: 8-quarter rolling average Proceeds from Federal ESPC Projects	$33.1
Equals: 8-quarter rolling average Adjusted Cash from Operations	$54.3

(1) Subordinated debt, term loans, and drawn amounts on the revolving line of credit, net of debt discount and issuance costs
(2) Debt to EBITDA, as calculated under our Sr. Secured Credit Facility
(3) Term loans, sale-leasebacks and construction loan project financings for our Energy Assets in operations and in-construction and development
(4) Non-core Debt associated with our international joint ventures, net of $58K unamortized debt discount
(5) Book Value of our Energy Assets in operations and in-construction and development
(6) Total Energy Asset Debt divided by Energy Asset Book Value

The Company ended 2025 with $71.8 million in unrestricted cash with total corporate debt including our subordinated debt, term loans and drawn amounts on our revolving line of credit increasing to $339.3 million. Corporate debt increased in order to support our working capital needs given the continued growth of our project and energy asset businesses. During the quarter the Company successfully executed approximately $175 million in project financing commitments. Our Energy Asset Debt was $1.5 billion with an Energy Debt Advance rate of 73% on the Energy Asset Book Value. Our Adjusted Cash from Operations during the quarter was $36.4 million. Our 8-quarter rolling average Adjusted Cash from Operations was $54.3 million.

Outlook

“We entered 2026 with positive business momentum and a more favorable operating environment than we faced at this time last year. With our diversified Project and Energy Asset offerings covering a comprehensive portfolio of building efficiency and infrastructure solutions, we believe Ameresco has the capabilities to consistently meet our global customers’ needs to increase their energy supplies, reduce their energy costs, and provide greater energy resiliency. This positioning underpins our confidence in Ameresco’s growth prospects in 2026 and beyond,” concluded CEO George Sakellaris.

The company is guiding revenue of $2.1 billion and adjusted EBITDA of $283 million at the midpoints of our ranges, representing growth of 9% and 19%, respectively. We anticipate placing approximately 100-120 MWe of energy assets in service, including 2 RNG plants. Our expected capex is $300 million to $350 million, the majority of which we expect to fund with additional energy asset debt, tax equity or tax credit sales.

The cadence of the year should follow our historical seasonal pattern, with a heavier weighting toward the second half. We expect revenues in the second half of the year to represent approximately 60% of our total revenue for 2026. This is consistent with our performance from the past couple of years.

Our first quarter is typically our seasonally lowest revenue quarter and has been further impacted by severe weather conditions. Therefore, we expect our first quarter revenue and Adjusted EBITDA to track similar to Q1 of last year. With the expected continued growth of our energy asset portfolio, depreciation and interest expenses are expected to continue to increase as those assets come into service. Given the linear nature of those costs, we expect first quarter EPS to be negative by approximately $0.30.

FY 2026 Guidance Ranges
Revenue	$2.0 billion	$2.2 billion
Gross Margin	17.0%	18.0%
Adjusted EBITDA	$270 million	$295 million
Depreciation & Amortization	$115 million	$116 million
Interest Expense Net	$95 million	$100 million
Effective Tax Rate	(20)%	(10)%
Income Attributable to Non-Controlling Interest	($20) million	($25) million
Non-GAAP EPS	$1.10	$1.35
The Company’s Adjusted EBITDA and Non-GAAP EPS guidance excludes the potential impact of redeemable non-controlling interest activity, one-time charges, energy asset and goodwill impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss fourth quarter 2025 financial results, business and financial outlook, and other business highlights. To participate on the day of the call, dial 1-888-596-4144, or internationally 1-646-968-2525, and enter the conference ID: 9798186, approximately 10 minutes before the call. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading energy infrastructure solutions provider dedicated to helping customers reduce costs, enhance resilience, and decarbonize to net zero in the global energy transition. Our comprehensive portfolio includes implementing smart energy efficiency solutions, upgrading aging infrastructure, and developing, constructing, and operating distributed energy resources. As a trusted full-service partner, Ameresco shows the way by reducing energy use and delivering diversified generation solutions to Federal, state and local governments, utilities, data centers, educational and healthcare institutions, housing authorities, and commercial and industrial customers. Headquartered in Framingham, MA, Ameresco has more than 1,500 employees providing local expertise in North America and Europe. For more information, visit www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline, visibility, backlog, pending agreements, new and expanding market opportunities, financial guidance including estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, effective tax rate, interest rate, depreciation, tax attributes and capital investments, as well as statements about our financing plans; the impact of the OBBB Act, other policies and regulatory changes; supply chain disruptions; shortage and cost of materials and labor; other macroeconomic and geopolitical challenges; our expectations related to our agreement with SCE including the impact of delays and any requirement to pay liquidated damages; and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including: demand for our energy efficiency and renewable energy solutions; the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; the ability to perform under signed contracts without delay and in accordance with their terms and the potential for liquidated and other damages we may be subject to; the fiscal health of the government and the impact of a prolonged government shutdown and reductions in the federal workforce; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our cash flows from operations and our ability to arrange financing to fund our operations and projects; our customers’ ability to finance their projects and credit risk from our customers; our ability to comply with covenants in our existing debt agreements; the impact of macroeconomic challenges, weather related events and climate change; our reliance on third parties for our construction and installation work; availability and cost of labor and equipment particularly given global supply chain challenges, tariffs and global trade conflicts; global supply chain challenges, component shortages and inflationary pressures; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; the addition of new customers or the loss of existing customers; market price of our Class A Common stock prevailing from time to time; the nature of other investment opportunities presented to our Company from time to time; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$71,785	$108,516
Restricted cash	92,515	69,706
Accounts receivable, net	257,856	256,961
Accounts receivable retainage	53,618	39,843
Unbilled revenue	799,109	644,105
Inventory	12,609	11,556
Prepaid expenses and other current assets	239,865	145,906
Income tax receivable	2,166	1,685
Project development costs, net	23,010	22,856
Total current assets	1,552,533	1,301,134
Federal ESPC receivable	503,449	609,128
Property and equipment, net	10,077	11,040
Energy assets, net	2,081,224	1,915,311
Goodwill, net	69,302	66,305
Intangible assets, net	7,464	8,814
Right-of-use assets, net	76,165	80,149
Restricted cash, non-current portion	22,215	20,156
Deferred income tax assets, net	96,868	56,523
Other assets	117,797	89,948
Total assets	$4,537,094	$4,158,508

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities, net	$132,125	$149,363
Accounts payable	691,197	529,338
Accrued expenses and other current liabilities	113,878	107,293
Current portions of operating lease liabilities	7,959	10,536
Deferred revenue	79,908	91,734
Income taxes payable	3,845	744
Total current liabilities	1,028,912	889,008
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	1,749,708	1,483,900
Federal ESPC liabilities	478,970	555,396
Deferred income tax liabilities, net	2,943	2,223
Deferred grant income	5,385	6,436
Long-term operating lease liabilities, net of current portion	55,938	59,479
Other liabilities	91,003	114,454
Redeemable non-controlling interests, net	$1,419	$2,463

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS - (Continued)
(In thousands, except share amounts)

	December 31,
	2025	2024
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2025 and 2024	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 36,963,263 shares issued and 34,861,428 shares outstanding at December 31, 2025, 36,603,048 shares issued and 34,501,213 shares outstanding at December 31, 2024	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2025 and 2024	2	2
Additional paid-in capital	395,656	378,321
Retained earnings	696,737	652,561
Accumulated other comprehensive loss, net	(460)	(5,874)
Treasury stock, at cost, 2,101,835 shares at December 31, 2025 and 2024	(11,788)	(11,788)
Stockholders’ equity before non-controlling interest	1,080,150	1,013,225
Non-controlling interests	42,666	31,924
Total stockholders’ equity	1,122,816	1,045,149
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$4,537,094	$4,158,508

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)
Revenues	$581,026	$532,667	$1,932,126	$1,769,928
Cost of revenues	486,619	465,877	1,628,113	1,513,837
Gross profit	94,407	66,790	304,013	256,091

Earnings from unconsolidated entities	(355)	68	1,449	792
Gain on sale of business, net	—	38,007	—	38,007
Selling, general and administrative expenses	50,942	47,841	178,536	173,761
Asset impairments	3,748	12,384	3,748	12,384
Operating income	39,362	44,640	123,178	108,745
Interest expense and interest income, net	29,108	22,722	87,936	70,182
Other (income) expenses, net	(8,359)	684	(9,733)	4,623
Income before income taxes	18,613	21,234	44,975	33,940
Income tax benefit	(6,310)	(16,676)	(11,700)	(20,000)
Net income	24,923	37,910	56,675	53,940
Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	(6,552)	(825)	(12,391)	2,817
Net income attributable to common shareholders	$18,371	$37,085	$44,284	$56,757
Net income per share attributable to common shareholders:
Basic	$0.35	$0.71	$0.84	$1.08
Diluted	$0.34	$0.70	$0.83	$1.07
Weighted average common shares outstanding:
Basic	52,780	52,463	52,679	52,380
Diluted	53,955	53,257	53,293	53,140

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2025		2024
Cash flows from operating activities:
Net income	$56,675		$53,940
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation of energy assets, net	99,659		82,114
Depreciation of property and equipment	2,213		4,963
Amortization of debt discount and debt issuance costs	6,193		5,151
Amortization of intangible assets	2,397		2,134
Increase in contingent consideration	71		149
Accretion of ARO liabilities	432		332
Provision for bad debts	217		1,340
Impairment of long-lived assets / loss on disposal, net	2,224		12,815
Gain on sale of business, net of transaction costs	—		(38,007)
Non-cash production tax credits recognized	(12,160)		—
Non-cash project revenue related to in-kind leases	(7,144)		(4,164)
Earnings from unconsolidated entities	(322)		(792)
Net gain from derivatives	(4,721)		(1,027)
Stock-based compensation expense	14,422		14,130
Deferred income taxes, net	(18,463)		(24,315)
Unrealized foreign exchange (gain) loss	(3,083)		2,216
Changes in operating assets and liabilities:
Accounts receivable	15,484		(96,867)
Accounts receivable retainage	(11,648)		(14,342)
Unbilled revenue	(190,931)		54,953
Inventory, net	(1,053)		2,081
Prepaid expenses and other current assets	(70,640)		22,576
Project development costs	(2,419)		(3,255)
Federal ESPC receivable	(84,239)		(158,937)
Other assets	(8,612)		(5,287)
Accounts payable, accrued expenses, and other current liabilities	132,485	143,776	143,776
Deferred revenue	(6,426)		50,738
Income taxes receivable, net	2,625		3,679
Other liabilities	6,404		7,504
Cash flows from operating activities	(80,360)		117,598
Cash flows from investing activities:
Purchases of property and equipment	(968)		(4,291)
Capital investment in energy assets	(326,034)		(416,992)
Capital investment in major maintenance of energy assets	(28,997)		(17,063)
Grant award received on energy asset	—		400
Proceeds from sale of tax credits	132,373		—
Net proceeds from sale of business	—		54,249
Net proceeds from sale of equity investment	—		13,091

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)
(In thousands)

	Year Ended December 31,
	2025	2024
Acquisitions, net of cash received	(4,595)	—
Contributions to equity and other investments	(27,819)	(11,757)
Purchases of subsurface land easements	—	(4,274)
Cash flows from investing activities	(256,040)	(386,637)

Cash flows from financing activities:
Payments on long-term corporate debt financings	(18,000)	(127,000)
Proceeds from long-term corporate debt financings	100,000	100,000
Payments on senior secured revolving credit facility, net	15,000	(4,900)
Proceeds from long-term energy asset debt financings	552,560	643,529
Payments on long-term energy asset debt and financing leases	(417,527)	(424,421)
Payment on seller's promissory note	—	(61,941)
Payments of debt discount and debt issuance costs	(10,979)	(15,308)
Proceeds from termination of swaps	$2,808	$—
Proceeds from Federal ESPC projects	99,716	164,779
Net (payments on) proceeds from energy asset receivable financing arrangements	(725)	6,012
Proceeds from exercises of options and ESPP	2,913	2,763
Contributions from non-controlling interest	4,723	35,407
Distributions to non-controlling interest	(7,387)	(1,368)
Distributions to redeemable non-controlling interests, net	—	(422)
Investment fund call option exercise	—	(3,186)
Cash flows from financing activities	323,102	313,944
Effect of exchange rate changes on cash	1,435	(203)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(11,863)	44,702
Cash, cash equivalents, and restricted cash, beginning of year	198,378	153,676
Cash, cash equivalents, and restricted cash, end of year	$186,515	$198,378

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended December 31, 2025
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$18,927	$(3,558)	$1,973	$1,029	$18,371
Impact from redeemable non-controlling interests	1,139	(162)	—	—	977
Less: Income tax benefit	(3,959)	(2,254)	(59)	(38)	(6,310)
Plus: Other expenses, net	6,584	13,122	438	605	20,749
Plus: Depreciation and amortization	948	26,550	245	152	27,895
Plus: Stock-based compensation	3,284	419	204	174	4,081
Plus: Energy asset impairment charges	—	3,748	—	—	3,748
Plus (less): Restructuring and other charges	593	(108)	(1)	16	500
Adjusted EBITDA	$27,516	$37,757	$2,800	$1,938	$70,011
Adjusted EBITDA margin	5.9%	62.2%	9.5%	7.8%	12.0%

	Three Months Ended December 31, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$364	$8,899	$1,651	$26,171	$37,085
(Less) plus: Income tax (benefit) provision	(1,096)	(26,787)	(8)	11,215	(16,676)
Plus: Other expenses, net	10,203	11,896	508	799	23,406
Plus: Depreciation and amortization	1,032	24,245	276	992	26,545
Plus: Stock-based compensation	2,974	398	180	210	3,762
Plus: Energy asset and goodwill impairment charges	—	12,384	—	—	12,384
Plus: Contingent consideration, restructuring and other charges	232	15	4	428	679
Adjusted EBITDA	$13,709	$31,050	$2,611	$39,815	$87,185
Adjusted EBITDA margin	3.3%	53.9%	9.8%	131.7%	16.4%

	Year Ended December 31, 2025
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$29,581	$4,934	$6,610	$3,159	$44,284
Impact from redeemable non-controlling interests	1,139	(1,151)	—	—	(12)
(Less) plus: Income tax (benefit) provision	3,969	(16,596)	514	413	(11,700)
Plus: Other expenses, net	23,961	50,765	1,514	1,963	78,203
Plus: Depreciation and amortization	3,749	98,865	1,033	622	104,269
Plus: Stock-based compensation	11,087	1,813	844	678	14,422
Plus: Energy asset impairment charges	—	3,748	—	—	3,748
Plus: Contingent consideration, restructuring and other charges	3,540	396	22	21	3,979
Adjusted EBITDA	$77,026	$142,774	$10,537	$6,856	$237,193
Adjusted EBITDA margin	5.2%	58.8%	9.3%	7.5%	12.3%

	Year Ended December 31, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$1,779	$13,981	$12,252	$28,745	$56,757
Impact from redeemable non-controlling interests	—	(3,766)	—	—	(3,766)
(Less) plus: Income tax (benefit) provision	1,762	(34,170)	588	11,820	(20,000)
Plus: Other expenses, net	25,235	45,715	1,511	2,344	74,805
Plus: Depreciation and amortization	3,929	80,849	1,232	3,201	89,211
Plus: Stock-based compensation	10,687	1,703	850	890	14,130
Plus: Energy asset and goodwill impairment charges	—	12,384	—	—	12,384
Plus: Contingent consideration, restructuring and other charges	1,162	116	19	523	1,820
Adjusted EBITDA	$44,554	$116,812	$16,452	$47,523	$225,341
Adjusted EBITDA margin	3.3%	54.8%	15.5%	42.6%	12.7%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$18,371	$37,085	$44,284	$56,757
Adjustment for accretion of tax equity financing fees	(26)	(27)	(108)	(107)
Impact from redeemable non-controlling interests	977	—	(12)	(3,766)
Plus: Energy asset impairment	3,748	12,384	3,748	12,384
Plus: Contingent consideration, restructuring and other charges	500	679	3,979	1,820
Income tax effect of Non-GAAP adjustments	(2,343)	(3,396)	(3,248)	(3,692)
Non-GAAP net income	$21,227	$46,725	$48,643	$63,396

Diluted net income per common share	$0.34	$0.70	$0.83	$1.07
Effect of adjustments to net income	0.05	0.18	0.07	0.13
Non-GAAP EPS	$0.39	$0.88	$0.90	$1.20

Adjusted cash from operations:
Cash flows from operating activities	$(42,895)	$18,376	$(80,360)	$117,598
Plus: proceeds from sales of ITC	61,585	—	132,373	—
Plus: proceeds from Federal ESPC projects	17,682	35,380	99,716	164,779
Adjusted cash from operations	$36,372	$53,756	$151,729	$282,377

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2026
	Low	High
Operating income (1)	$161 million	$189 million
Depreciation and amortization	$115 million	$116 million
Stock-based compensation	$14 million	$15 million
Income attributable to non-controlling interest	$(20) million	$(25) million
Adjusted EBITDA	$270 million	$295 million
(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.

We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, stock-based compensation expense, energy asset and goodwill impairment, contingent consideration, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted

EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, stock-based compensation expense, impact from redeemable non-controlling interests, contingent consideration, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset and goodwill impairment, contingent consideration, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from ITC sales and proceeds from Federal ESPC projects. Cash received in payment of ITC sales are, as of our fiscal year 2025, treated as investing activities under GAAP. Federal ESPC projects are treated as financing cash flows under GAAP. These cash flows, however, correspond to benefits generated by the underlying assets and projects. Thus, we believe that adjusting operating cash flow to include the cash generated from ITC sales and by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our operations.